As filed with the Securities and Exchange Commission on December 4, 2023

Registration No. 333-266874

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIQ SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English)

Ontario	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number (if applicable))

5915 Airport Road

Suite 700

Mississauga, Ontario L4V 1T1 Canada

(905) 948-8266

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

Telephone: (202) 572-3133

(Name, address, and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Sebastien Paré 5915 Airport Road Suite 700 Mississauga, Ontario L4V 1T1 Canada Telephone: (905) 948-8266	Rob Condon Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 Telephone: (212) 768-6839	Ora Wexler Dentons Canada LLP 77 King Street West, Suite 400 Toronto, Ontario M5K 0A1 Canada Telephone: (416) 863-4516

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form F-3 (Registration No. 333-266874), filed by VIQ Solutions Inc. (the “Registrant”) on August 15, 2022, subsequently amended on August 25, 2022 (the “Registration Statement”) and declared effective by the Securities and Exchange Commission on August 29, 2022, registering 7,103,704 Common Shares, no par value per share, of the Registrant in connection with the offer and sale of such shares by the selling shareholders identified in the prospectus forming a part of the Registration Statement.

The Registrant intends to file a Form 15 to terminate the registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of its Common Shares, no par value, and suspend its duty to file reports under Section 15(d) of the Exchange Act. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is removing from registration by means of this Post-Effective Amendment all securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment, and is terminating the effectiveness of the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada, on December 4, 2023.

VIQ SOLUTIONS INC.

By:	/s/ Sebastien Paré
Name:	Sebastien Paré
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated, on December 4, 2023.

	/s/ Sebastien Paré Sebastien Paré	Chief Executive Officer and Director (Principal Executive Officer)

	/s/ Alexie Edwards Alexie Edwards	Chief Financial Officer (Principal Financial Officer)

	/s/ * Shing Pan	Director

	/s/ * Joseph Quarin	Director

	/s/ * Susan Sumner	Director

	/s/ * Larry Taylor	Director

	/s/ * Bradley Wells	Director

* By	/s/ Sebastien Paré
Name: Sebastien Paré
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this post-effective amendment to registration statement, in the capacity of the duly authorized representative of the Registrant in the United States, on December 4, 2023.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director